Exhibit 10.4
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IP LICENSE AGREEMENT
This IP License Agreement (this “Agreement”) is entered into as of April 29, 2008, and will become effective on the date (the “Effective Date”) of the Closing (as defined in the APA (as defined below)), by and between Conexant Systems, Inc., a Delaware corporation (the “Seller”), and NXP B.V, a Dutch besloten venootshap (the “Purchaser”). The Seller and the Purchaser are referred to collectively in this Agreement as the “Parties.” Certain other capitalized terms used in this Agreement are defined in Section 6.16.
Recitals
     The Parties have entered into that certain Asset Purchase Agreement dated April 29, 2008, pursuant to which the Seller, among other things, has agreed to sell and transfer to the Purchaser certain intellectual property rights related to the conduct of its broadband media processing business;
     The Parties have agreed that the Purchaser will grant back to the Seller a worldwide, nonexclusive, royalty-free and fully-paid license under such transferred intellectual property rights in accordance with the terms and conditions of this Agreement; and
     The Seller is retaining certain other intellectual property rights that relate to its broadband media processing business, but has agreed to grant to the Purchaser a worldwide, royalty-free and fully-paid license under such retained intellectual property rights in accordance with the terms and conditions herein.
Agreement
     The Parties, intending to be legally bound, agree as follows:
1. Licenses to the Purchaser
     1.1 Licensed Patents. Subject to the terms and conditions of this Agreement, the Seller hereby grants to the Purchaser and its Affiliates a worldwide, nonexclusive, nontransferable (except to the extent permitted in Section 6.7), irrevocable, royalty-free and fully-paid license (with the right to sublicense to the extent permitted in Section 1.3):
          (a) under each claim of the Licensed Patents, to (i) use, make, have made (solely for the Purchaser or an Affiliate of the Purchaser), import, sell, offer for sale, and otherwise dispose of current or future Purchaser Products in the Business Field of Use; and (ii) practice any methods for the purpose of using, making, having made (solely for the Purchaser or an Affiliate of the Purchaser), importing, selling, offering for sale, or otherwise disposing of, current or future Purchaser Products in the Business Field of Use, provided however that the license granted under this Section 1.1(a) shall not extend to claims of the Licensed Patents to the extent that such claims Cover components in such Purchaser Products that implement (1) xDSL technologies, including asymmetrical DSL, very high data rate DSL, and symmetric high bit-rate

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DSL technologies; or (2) wireless networking technologies, including IEEE 802.11, IEEE 802.16, and Bluetooth standards (“DSL/Wireless Components”); but provided further that if a claim of a Licensed Patent Covers both (A) a DSL/Wireless Component; and (B) another component in such Purchaser Product that is not a DSL/Wireless Component (a “Non-DSL/Wireless Component”), then the license granted in this Section 1.1(a) shall not extend to the DSL/Wireless Component but shall extend to the Non-DSL/Wireless Component; and
          (b) under each claim of the Licensed Patents that Covers any portion of the Purchaser Modules, Reasonable Modifications, or Interface Technology, to (i) use, make, have made (solely for the Purchaser or an Affiliate of the Purchaser), import, sell, offer for sale, and otherwise dispose of current or future Purchaser Modules, Reasonable Modifications, and Interface Technology, in each of the foregoing cases in the Purchaser Field of Use; and (ii) practice any methods for the purpose of using, making, having made (solely for the Purchaser or an Affiliate of the Purchaser), importing, selling, offering for sale, or otherwise disposing of current or future Purchaser Modules, Reasonable Modifications, or Interface Technology, in each of the foregoing cases in the Purchaser Field of Use.
This license will remain in effect until the expiration of the last-to-expire of the Licensed Patents.
     1.2 Licensed Non-Patent IP. Subject to the terms and conditions of this Agreement, the Seller hereby grants to the Purchaser and its Affiliates a worldwide, nontransferable (except to the extent permitted in Section 6.7), perpetual and irrevocable, royalty-free and fully-paid license (with the right to sublicense solely to the extent permitted in Section 1.3) to use, reproduce, modify, create derivative works of, distribute (through multiple tiers), perform, and display the Licensed Non-Patent IP (in both source code and executable code form, for those portions of the Licensed Non-Patent IP that are comprised of software code) for the sole purpose of using, developing, manufacturing, marketing, distributing, selling, supporting, or otherwise disposing of current or future Purchaser Products in the Purchaser Field of Use. The license granted under this Section 1.2 shall be exclusive (including with respect to the Seller) to Purchaser in the STB field of use and the DTV field of use during the three-year period following the Effective Date, and nonexclusive thereafter. The license granted under this Section 1.2 shall be nonexclusive at all times with respect to fields of use other than the STB field of use and DTV field of use.
     1.3 Sublicensing of Licensed Patents and Licensed Non-Patent IP.
          (a) The Purchaser may sublicense all of the rights granted to it in Section 1.1 and Section 1.2 solely (i) to contract manufacturers, foundries, test and assembly contractors, design contractors, and other subcontractors engaged by the Purchaser or any Affiliate of the Purchaser for the sole purpose of performing services for and on behalf of the Purchaser or any Affiliate of the Purchaser; (ii) to customers and distributors of the Purchaser or any Affiliate of the Purchaser, solely to the extent necessary to allow such customers and distributors to use, operate, and sell Purchaser Products or Purchaser Modules (or other products incorporating such Purchaser Products or Purchaser Modules); and (iii) to Technical Collaborators of the Purchaser or any Affiliate of the Purchaser, solely to the extent necessary to allow such Technical Collaborators to perform their development obligations to the Purchaser or such Affiliate of the Purchaser with respect to a Purchaser Product or Purchaser Module; provided, however, that (1)

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no sublicensee shall have the right further to sublicense the rights described above; and (2) the Purchaser ensures that all such sublicensees are bound by an agreement containing terms and conditions no less protective of the Seller’s interests in the Licensed Patents and the Licensed Non-Patent IP than those set forth in Section 1.4 and Section 3.
          (b) In addition, the Purchaser may sublicense any or all of the rights granted to it in Section 1.1(b) and Section 1.2 (including the right to sublicense under Sections 1.3(a)(i), 1.3(a)(ii) and 1.3(a)(iii) above) (i) to another entity (whether owned by a third party or partially owned by the Purchaser), or to a participant in a joint venture or similar arrangement, solely in connection with the sale, disposition, or contribution to such joint venture or similar arrangement, of any business unit, product or business line, or operating unit of the Purchaser or any of its Affiliates (whether through a sale, contribution of assets or stock, merger, consolidation or any other form of business transfer or business combination), and (ii) to purchasers and licensees of the Transferred Non-Patent IP, solely with respect to the Transferred Non-Patent IP that is purchased or licensed; provided, however, that, in each case, (1) the foregoing right to sublicense shall not enable a sublicensee further to sublicense to additional third parties; (2) the Purchaser ensures that all such sublicensees are bound by an agreement containing terms and conditions no less protective of the Seller’s interests in the Licensed Patents and the Licensed Non-Patent IP than those set forth in Section 1.4 and Section 3; and (3) Purchaser shall have no right to sublicense any of the rights granted in Section 1.1(a) under this Section 1.3(b).
     1.4 No Implied Licenses. As between the Seller and the Purchaser, the Seller retains exclusive ownership of the Licensed Patents and Licensed Non-Patent IP (and all Intellectual Property Rights related thereto). There are no implied licenses granted to the Licensed Patents or Licensed Non-Patent IP under this Agreement, and all rights to the foregoing that are not expressly granted herein are reserved to the Seller.
2. Grantback Licenses
     2.1 Transferred Patents. Subject to the terms and conditions of this Agreement, the Purchaser hereby grants to the Seller and its Affiliates a worldwide, nonexclusive, nontransferable (except to the extent permitted in Section 6.7), irrevocable, royalty-free and fully-paid license (with the right to sublicense solely to the extent permitted in Section 2.3), under the Transferred Patents, to (a) use, make, have made (solely for the Seller or an Affiliate of the Seller), import, sell, offer for sale, and otherwise dispose of, current or future Seller Products in the Seller Field of Use; and (b) practice any methods for the purpose of using, making, having made (solely for the Seller or an Affiliate of the Seller), importing, selling, offering for sale, or otherwise disposing of, current or future Seller Products in the Seller Field of Use. This license will remain in effect until the expiration of the last-to-expire of the Transferred Patents.
     2.2 Transferred Non-Patent IP. Subject to the terms and conditions of this Agreement, the Purchaser hereby grants to the Seller and its Affiliates a worldwide, nontransferable (except to the extent permitted in Section 6.7), perpetual and irrevocable, royalty-free and fully-paid license (with the right to sublicense solely to the extent permitted in Section 2.3) to use, reproduce, modify, create derivative works of, distribute (through multiple tiers), perform, and display the Transferred Non-Patent IP (in both source code and executable

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code form, for those portions of the Transferred Non-Patent IP that are comprised of software code) for the sole purpose of using, developing, manufacturing, marketing, distributing, selling, supporting, or otherwise disposing of current or future Seller Products in the Seller Field of Use. The license granted under this Section 2.2 shall be exclusive (including with respect to the Purchaser) to Seller in the PCTV field of use and the Video Surveillance field of use during the three-year period following the Effective Date, and nonexclusive thereafter. The license granted under this Section 2.2 shall be nonexclusive at all times with respect to fields of use other than the PCTV field of use and the Video Surveillance field of use. Notwithstanding the foregoing, the Seller acknowledges and agrees that the license granted under this Section 2.2 shall not extend to, and the Seller shall not use, reproduce, modify, create derivative works of, distribute (through multiple tiers), perform, or display (a) the Transferred Non-Patent IP listed in Exhibit B-1 at any time inside the STB field of use or the DTV field of use; or (b) the Transferred Non-Patent IP listed in Exhibit B-2 at any time outside the PCTV field of use and the Video Surveillance field of use.
     2.3 Sublicensing of Transferred Patents and Transferred Non-Patent IP.
          (a) The Seller may sublicense the rights granted to it in Section 2.1 and Section 2.2 solely (a) to contract manufacturers, foundries, test and assembly contractors, design contractors, and other subcontractors engaged by the Seller or any Affiliate of the Seller for the sole purpose of performing services for and on behalf of the Seller or any Affiliate of the Seller; (b) to customers and distributors of the Seller or any Affiliate of the Seller, solely to the extent necessary to allow such customers and distributors to use and operate the Seller Products; and (c) to Technical Collaborators of the Seller or any Affiliate of the Seller, solely to the extent necessary to allow such Technical Collaborators to perform their development obligations to the Seller or such Affiliate of the Seller with respect to the applicable Seller Product; provided, however, that (i) no sublicensee shall have the right to further sublicense the rights described above; and (ii) the Seller ensures that all such sublicensees are bound by an agreement containing terms and conditions no less protective of the Purchaser’s interests in the Transferred Patents and the Transferred Non-Patent IP than those set forth in Section 2.4 and Section 3, and uses commercially reasonable efforts to enforce such agreement.
          (b) One-Time Sublicenses for Business Reorganizations. In addition, the Seller may sublicense all or any portion of the rights granted to it in Section 2.1 and Section 2.2 (including the right to sublicense under Section 2.3(a) above) to (i) any successor of any portion of the business of the Seller or an Affiliate of the Seller resulting from a reorganization, spin-off, sale, or divestiture of such business; or (ii) any joint venture entity in which the Seller or any Affiliate of the Seller owns an equity interest (whether controlling or not); provided, however, that (1) effective immediately upon the grant of a sublicense by the Seller pursuant to this Section 2.3(b), the Seller and its Affiliates automatically shall have no further right to exercise any rights in the Transferred Patents or the Transferred Non-Patent IP that were granted to the sublicensee pursuant to such sublicense, and the license rights granted to the Seller and its Affiliates shall be deemed to exclude such sublicensed rights; (2) no such sublicensee shall have the right to further grant sublicenses pursuant to this Section 2.3(b); and (3) the Seller shall ensure that all such sublicensees are bound by an agreement containing terms and conditions no less protective of the Purchaser’s interests in the Transferred Patents and the Transferred Non-Patent IP than those set forth in Section 1.4 and Section 3. By way of illustration: if Seller

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chooses to grant a sublicense pursuant to this Section 2.3(b) to a joint venture entity in which the Seller owns an equity interest, and such sublicense covers a particular field of use, then the joint venture entity may exercise its sublicensed rights under the applicable Transferred Patents and the Transferred Non-Patent IP in that particular field of use, but neither the Seller nor its Affiliates shall have any further rights under the applicable Transferred Patents or Transferred Non-Patent IP in that same field of use.
     2.4 No Implied Licenses. There are no implied licenses granted to the Transferred Patents or Transferred Non-Patent IP under this Agreement, and all rights to any of the foregoing that are not expressly granted herein are reserved to the Purchaser.
3. Confidentiality
     3.1 Seller Confidential Information. Subject to Section 3.3, the Seller may from time to time furnish the Purchaser with information that it clearly marks as confidential or proprietary; further, the Purchaser acknowledges that the Licensed Patents (other than patents and patent applications that are publicly available) and Licensed Non-Patent IP embody or contain valuable trade secrets and other confidential and proprietary information of the Seller (such furnished information along with the Licensed Patents and Licensed Non-Patent IP are collectively “Seller Confidential Information”). During the Confidentiality Period, the Purchaser will not use any Seller Confidential Information for any purpose not expressly permitted by this Agreement, and will disclose the Seller Confidential Information only to its employees and permitted sublicensees who have a need to know such Seller Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Purchaser’s duty hereunder. Notwithstanding the foregoing, the Purchaser may disclose the Seller Confidential Information to authorized sublicensees that are distributors and customers of the Purchaser Products solely to the extent that such disclosure is reasonably necessary to facilitate the use and operation of the Purchaser Products by such distributors and customers. During the Confidentiality Period, the Purchaser will protect the Seller Confidential Information from unauthorized use, access, or disclosure in the same manner as the Purchaser protects its own confidential or proprietary information of a similar nature and with no less than reasonable care.
     3.2 Purchaser Confidential Information. Subject to Section 3.3, the Purchaser may from time to time furnish the Seller with information that it clearly marks as confidential or proprietary; further, the Seller acknowledges that the Transferred Patents (other than patents and patent applications that are publicly available) and Transferred Non-Patent IP embody or contain valuable trade secrets and other confidential and proprietary information of the Purchaser (such furnished information along with the Transferred Patents, the Transferred Non-Patent IP, and the terms and conditions of this Agreement are collectively “Purchaser Confidential Information”). During the Confidentiality Period, the Seller will not use any Purchaser Confidential Information for any purpose not expressly permitted by this Agreement, and will disclose the Purchaser Confidential Information only to its employees and permitted sublicensees who have a need to know such Purchaser Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Seller’s duty hereunder. During the Confidentiality Period, the Seller will protect the Purchaser Confidential Information from unauthorized use, access, or disclosure in the same manner as the Seller protects its own

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confidential or proprietary information of a similar nature and with no less than reasonable care.
     3.3 Exceptions. Each of the Purchaser’s and the Seller’s (a “Receiving Party’s”) obligations under Section 3.1 and Section 3.2, respectively, will terminate if and when the Receiving Party can document that the Seller Confidential Information or the Purchaser Confidential Information, as applicable (the “Confidential Information”): (a) was already lawfully known to the Receiving Party at the time of disclosure by the other Party, provided however, that this provision shall not apply to Seller’s knowledge related to the Transferred Patents and the Transferred Non-Patent IP; (b) was disclosed to the Receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions; (c) is, or through no fault of the Receiving Party has become, generally available to the public; or (d) was independently developed by the Receiving Party without access to, or use of, the other Party’s Confidential Information. In addition, the Receiving Party will be allowed to disclose Confidential Information of the other Party to the extent that such disclosure is (i) approved in writing by the other Party, (ii) necessary for the Receiving Party to enforce its rights under this Agreement in connection with a legal proceeding, provided that the Receiving Party shall, prior to disclosure and at its own expense, seek a protective order appropriate to preserve the other Party’s rights in the confidential nature of the Confidential Information; or (iii) required by law or by the order or a court of similar judicial or administrative body, provided that the Receiving Party notifies the other Party of such required disclosure promptly and in writing and cooperates with the other Party, at the other Party’s reasonable request and expense, in any lawful action to secure a protective order appropriate to preserve the other Party’s rights in the confidential nature of the Confidential Information or otherwise to contest or limit the scope of such required disclosure.
4. Disclaimer of Warranties. THE BUSINESS NON-PATENT IP, LICENSED PATENTS, AND TRANSFERRED PATENTS ARE LICENSED UNDER THIS AGREEMENT “AS IS” AND WITHOUT WARRANTY OF ANY KIND. THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT OR ANY BUSINESS NON-PATENT IP, LICENSED PATENTS, AND TRANSFERRED PATENTS, AND EACH PARTY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NONINFRINGEMENT. Without limiting the generality of the foregoing, nothing in this Agreement should be construed as: (a) a warranty or representation by either Party as to the validity, enforceability, or scope of any of the Licensed Patents or Transferred Patents; (b) a warranty or representation by either Party that any pending application included in the Licensed Patents or Transferred Patents will issue as a patent or that either Party will prosecute or maintain any of the Licensed Patents or Transferred Patents; (c) a warranty or representation by either Party that using, making, selling, offering for sale, or importing any product as permitted under this Agreement will not infringe any patent of a third party; (d) a warranty or representation by either Party that it will enforce any Licensed Patent or Transferred Patent against a third party; or (e) an obligation by either Party to furnish any manufacturing or technical information to the other Party to enable the other Party to practice the Licensed Patents or Transferred Patents. Notwithstanding the foregoing, nothing in this Section 4 will operate to amend, modify, expand, limit, restrict, or otherwise affect any of the representations, warranties, and obligations set forth in the APA.

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5. Limitation of Liability. EXCEPT FOR BREACHES OF SECTION 3, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT, OR INCIDENTAL DAMAGES, OR ANY DAMAGES FOR LOST DATA OR LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THE TERMS OF THIS SECTION REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS OF LIABILITY. Notwithstanding the foregoing, nothing in this Section 5 will operate to amend, modify, expand, limit, restrict, or otherwise affect any of the representations and warranties set forth in the APA; in particular, without limitation, nothing in this Section 5 will operate to limit any of the representations, warranties, obligations, remedies, or amounts of indemnification available under the APA.
6. Miscellaneous
     6.1 Independent Contractors. The Parties are and at all times will be and remain independent contractors as to each other, and at no time will either Party be deemed to be the agent or employee of the other. No joint venture, partnership, agency, or other relationship will be created or implied as a result of this Agreement.
     6.2 Covenant not to Sue. The Purchaser agrees that it will not, and will ensure that its Affiliates do not, initiate a patent infringement lawsuit (or an administrative proceeding with the International Trade Commission) asserting any claim of any Purchaser Patent that Covers the Business Non-Patent IP against the Seller, any of its Affiliates, or any of their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect), or foundries or contractors (direct or indirect) for the manufacture, use, import, offer for sale, sale, or distribution of: (a) the Business Non-Patent IP as used in any product on or before the Effective Date; or (b) the Business Non-Patent IP as used in any product within the PCTV field of use or Video Surveillance field of use after the Effective Date. For the avoidance of doubt, the foregoing covenant does not prevent Purchaser from initiating a patent infringement lawsuit based upon claims of any Purchaser Patent that do not Cover the Business Non-Patent IP against any Seller Product, or portions thereof. Notwithstanding the foregoing, however, in the event that the Seller initiates a patent infringement lawsuit (or an administrative proceeding with the International Trade Commission) against the Purchaser or any of its Affiliates, the foregoing covenant shall become null and void and shall not affect the Purchaser’s right to assert any claim of any Purchaser Patent or initiate a patent infringement lawsuit or commence an administrative proceeding with the International Trade Commission against the Seller and its Affiliates. Notwithstanding anything to the contrary in this agreement, this covenant is not assignable.
     6.3 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of law).
     6.4 Notices. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly

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delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Party):
if to the Purchaser:
NXP B.V.
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
Attention: Guido R.C. Dierick
Facsimile: +31-40-27-29658 withcopies to:
NXP Semiconductors USA, Inc.
1109 McKay Drive
San Jose, California 95131
Attention: James N. Casey
Facsimile: +1-408-474-7100
          and
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, CA 94303-3308
Attention: Scott D. Miller
Facsimile: (650) 461-5700
if to the Seller:
Conexant Systems, Inc.
4000 MacArthur Blvd.
Newport Beach, CA., 92660
Attention: Jean Hu
Facsimile: (949) 483-3971 with a copy to:
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121-1909
Attention: Steven M. Przesmicki
Facsimile: (858) 550-6420
     6.5 Compliance with Laws. Each Party will comply with all applicable federal, state, and local laws, rules, and regulations in performance of its obligations hereunder. Without limiting the foregoing, each Party will comply with all applicable export control laws, rules, and regulations, including the Export Administration Regulations promulgated by the U.S.

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Department of Commerce.
     6.6 Public Announcements. Except as may be required by any Legal Requirement, each Party shall provide each other with a reasonable opportunity to review, and to comment upon, any press release or other public statement or filing relating to this Agreement.
     6.7 Assignment. Neither Party may assign this Agreement, or any rights under this Agreement (whether expressly, by implication, or by operation of law, including in connection with any merger or sale of assets or business except as set forth below), or delegate its performance under this Agreement, to any third party without obtaining the other Party’s prior written consent; provided, however, that either Party may assign this Agreement in whole or in part, including all of its rights and obligations under this Agreement (a) to any Affiliate; (b) to the surviving entity in the event of a merger involving such Party; (c) to a successor of any portion of the business of such Party resulting from a reorganization, spin-off, sale, or divestiture of such business; and (d) to a purchaser of all or substantially all of such Party’s assets. Any purported transfer, assignment, or delegation without the appropriate prior written consent will be null and void when attempted and of no force or effect. Subject to the foregoing, this Agreement will bind and inure to the benefit of the successors and permitted assigns of the Parties.
     6.8 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any employee of the Seller or to any Person other than the Parties (and, to the extent expressly set forth in the license grants, to Affiliates of the Parties). Each Party shall ensure that its Affiliates comply with all of the obligations of such Party under this Agreement, and a breach by such Party’s Affiliate shall be deemed to be a breach by such Party.
     6.9 Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.
     6.10 Entire Agreement. This Agreement, including its attached exhibits, sets forth the entire understanding of the Parties and supersedes all other agreements and understandings between the Parties relating to the subject matter hereof.
     6.11 Bankruptcy. The Parties acknowledge and agree that this Agreement is a contract under which each of the Seller and the Purchaser is a licensor of intellectual property as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”).
     6.12 Waiver. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
     6.13 Amendments. This Agreement may not be amended, modified, altered or

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supplemented except by means of a written instrument executed on behalf of both Parties.
     6.14 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.
     6.15 Interpretation of Agreement
          (a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.
          (b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.
          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”
          (d) Unless the context otherwise requires, references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of and Exhibits to this Agreement.
          (e) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.
     6.16 Certain Definitions.
For purposes of this Agreement:
          (a) “Affiliate” shall mean, with respect to any Person, any other Person that as of the date of the Agreement or as of any subsequent date, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person, but only for so long as such control exists. Notwithstanding the foregoing, the Purchaser’s “Affiliates” shall not be deemed to include any entity that is not owned, directly or indirectly, by NXP N.V.
          (b) “APA” shall mean that certain Asset Purchase Agreement, dated April 29, 2008, by and between the Parties.
          (c) “Business Field of Use” shall mean, collectively, (i) the STB field of use; and (ii) the DTV field of use.
          (d) “Business Non-Patent IP” shall mean, collectively, the Licensed Non-Patent IP and the Transferred Non-Patent IP.

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          (e) “Confidentiality Period” shall mean the period of time beginning on the Effective Date and ending five (5) years thereafter.
          (f) “Cover” shall mean, with respect to a patent claim and an item of subject technology, that all elements of such patent claim are present in the subject technology, such that the subject technology would, but for the licenses granted in this Agreement, infringe the patent claim.
          (g) “Digital Video Recorder” shall mean a device that records video in a digital format to a disk drive or other medium.
          (h) "DSL” shall mean digital subscriber line.
          (i) "DTV” shall mean a video/audio system or subsystem employed in or used with a digital television set, including hardware, firmware, and software associated with sending and receiving digital television signals used in connection with a television set or STB.
          (j) “Intellectual Property Rights” shall mean all rights of the following types, which exist under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patents and industrial property rights; (v) other proprietary rights in intellectual property of every kind and nature; and (vi) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the rights referred to in clauses “(i)” through “(vi)” above.
          (k) “Interface Technology” shall mean the combination of a Purchaser Module with any other software, firmware, hardware, or other element that facilitates the interface of such Purchaser Module with another component, device, core, module, or functional block, but only to the extent that such combination is reasonably restricted in scope to the implementation of an interface function that is necessary for the operation of the Purchaser Module in the operating environment in which it is intended to be used. Notwithstanding the foregoing, Interface Technology does not include (1) any xDSL technologies, including asymmetrical DSL, very high data rate DSL, and symmetric high bit-rate DSL technologies; and (2) any wireless networking technologies, including IEEE 802.11, IEEE 802.16, and Bluetooth standards.
          (l) “Licensed Non-Patent IP” shall mean the software, functional blocks, IP cores, tools, firmware, libraries, specifications, reference designs, and other technology listed or described in Exhibit A.
          (m) “Licensed Patents” shall mean all patents and patent applications that (i) the Seller or its Affiliates owns and has the right to license to the Purchaser without obtaining any consent from, or paying any consideration to, any third party; and (ii) have a priority date or were the subject of an invention disclosure prior to the Effective Date.
          (n) “Networked Video Recorder” shall mean a device that records video in a digital format in conjunction with networked cameras that capture images, and simultaneously

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provides recording and remote access of live video streams over an IP network.
          (o) "PCTV” shall mean a video/audio system or subsystem employed in a desktop or laptop personal computer employing a general purpose microprocessor (e.g., Intel or AMD) configured to support multiple office, productivity, and entertainment applications and to display television signals.
          (p) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability company, trust, association, firm, organization, company, business, entity, union, society or governmental body.
          (q) “Purchaser Patent” shall mean any patent, patent application, or patent right owned or controlled by the Purchaser or its Affiliates on the Effective Date.
          (r) "Purchaser Field of Use” shall mean: (i) for a period of three years following the Effective Date, all fields of use excluding sales of any Purchaser Products in the PCTV field of use or the Video Surveillance field of use; and (ii) following the third anniversary of the Effective Date, all fields of use.
          (s) “Purchaser Modules” shall mean, collectively: (i) any embodiment of the Transferred Non-Patent IP; and (ii) any embodiment of the Licensed Non-Patent IP.
          (t) "Purchaser Product” shall mean any product that at any time is designed, developed, owned, marketed, sold, licensed, or acquired by or for the Purchaser or an Affiliate of the Purchaser, provided that it includes or incorporates any embodiment of the Transferred Non-Patent IP, any embodiment of the Licensed Non-Patent IP, or improvements, modifications, or derivative works of the foregoing.
          (u) “Reasonable Modification” shall mean any modification, improvement, or derivative work to a Purchaser Module that: (i) is necessary to correct any failure of such Purchaser Module to conform to its applicable specifications; (ii) is necessary to adapt such Purchaser Module to the production processes and standards normally used by a contract manufacturer (including changes necessary to adapt such Purchaser Module to a different process node); (iii) is necessary to improve the production yield or reduce the manufacturing costs of such Purchaser Module; or (iv) otherwise implements a reasonable incremental change to the functionality or performance of such Purchaser Module while retaining substantially the same logic, layout, and design as that used in the unmodified Purchaser Module.
          (v) "Seller Field of Use” shall mean: (i) for a period of three years following the Effective Date, all fields of use excluding sales of any Seller Products in the STB field of use or the DTV field of use; and (ii) following the third anniversary of the Effective Date, all fields of use.
          (w) “Seller Product” shall mean any product that at any time is designed, developed, owned, marketed, sold, licensed, or acquired by or for the Seller or an Affiliate of the Seller.
          (x) “STB” shall mean a video/audio subsystem that: (i) receives and decodes

Confidential
digital/analog video broadcasts distributed via satellite, terrestrial, and cable entertainment broadcasting networks to a television; or (ii) through a broadband communication link (i.e., DSL, cable, Internet Protocol, etc.), receives and decodes digital video broadcasts, and allows Internet access and additional functionality through a television; or (iii) distributes video throughout a home via coaxial cable (i.e., “MoCA”). For the avoidance of doubt and notwithstanding anything to the contrary herein, STB shall not include any of the following: (1) applications or products that distribute content via satellite, terrestrial, and cable or Internet Protocol for desktop or laptop personal computers; or (2) applications and products for the Video Surveillance market.
          (y) “Technical Collaborator” shall mean, with respect to a Party, any third party (including any joint venturer or development partner) that (a) has been engaged by such Party (i) (if such Party is the Seller) to develop, in collaboration with the Seller, a Seller Product in the Seller Field of Use that will be branded with the Seller’s marks; or (ii) (if such Party is the Purchaser) to develop, in collaboration with the Purchaser, a Purchaser Product in the Purchaser Field of Use that will be branded with the Purchaser’s marks; and (b) requires access to the Intellectual Property licensed from the other Party under this Agreement in order to perform its technical development obligations to such Party.
          (z) “Transferred IP” has the meaning ascribed to it in the APA.
          (aa) “Transferred Non-Patent IP” has the meaning ascribed to it in the APA.
          (bb) “Transferred Patents” has the meaning ascribed to it in the APA.
          (cc) "Video Surveillance” shall mean a video/audio system or subsystem (i) employed in a desktop or laptop personal computer employing a general purpose microprocessor (e.g., Intel or AMD); or (ii) connected to a Networked Video Recorder and Digital Video Recorder and configured to support multiple office, productivity, and entertainment applications, and to display images transmitted from a surveillance camera for security purposes.
          (dd) Capitalized terms used but not expressly defined in this Agreement will have the meanings ascribed to such terms in the APA.

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          The Parties have caused this Agreement to be executed as of the date first written above.

NXP B.V.
By:
Title:

CONEXANT SYSTEMS, INC.,
By:
Title: